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                                                                     EXHIBIT 23C


                        CONSENT OF SECURITIES APPRAISER

                        HOULIHAN LOKEY HOWARD AND ZUKIN



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     As independent valuation consultants, we hereby consent to the use of our report, dated December 1, 1994 and to all references to it and Houlihan Lokey Howard and Zukin included in or made a part of the Registration Statement on Form S-8 to be filed with the SEC relating to the registration of additional securities under the ARAMARK Corporation 1991 Stock Ownership Program.


                                               HOULIHAN LOKEY HOWARD AND ZUKIN

                                               Securities Appraiser



McLean, Virginia
February 1, 1995